UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2010

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure

On January 12, 2010, Mr. Steven B. Ratoff, the President and Chief Executive Officer of NovaDel Pharma Inc., a Delaware corporation (the “Company”), will discuss the Company’s 2010 market position and upcoming commercial milestones during his presentation at the OneMed Forum 2010 to be held at the Sir Francis Drake Hotel in San Francisco, California. Mr. Ratoff’s presentation is scheduled on Tuesday, January 12, 2010, at 3:15 p.m. PST.

To listen to the live audiocast, please visit www.onemedplace.com/onemedforum at least 15 minutes prior to the scheduled presentation time to download any necessary software. Participation in the conference is by invitation only. For more information on the conference, please contact OneMed at www.onemedplace.com.*

* The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01        Other Events.

The full text of Mr. Ratoff’s presentation is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Slide Presentation for January 12, 2010 OneMed Forum 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Steven B. Ratoff
Name:	Steven B. Ratoff
Title:	President, Chief Executive Officer, Interim Chief Financial Officer and Secretary

Date: January 11, 2010